Exhibit 10.8

AMENDMENT TO PROMISSORY NOTES

This Amendment to Promissory Notes (this “Amendment”) is entered into as of February ___, 2013 by and between Car Charging Group, Inc (the “Lender”) and Beam Charging LLC (the “Borrower”).

A.        On December 22, 2011 and May 17, 2012, Borrower issued to _____________(the “Original Lender”) two (2) secured promissory notes (the “Notes”) in the original principal amounts of $100,000 and$30,000, respectively.

B.         In connection therewith, certain members of Borrower granted security interests in the Notes by pledging their membership interests in Borrower.

C.         Simultaneously with the execution of this Amendment, Lender has purchased the Notes from the Original Lender.

Lender and Borrower hereby agree to amend the Notes as follows:

1. The parties acknowledge that all interest payable under the Notes has been paid to the Original Lender through the date hereof.

2. The Maturity Date of the Notes shall be extended until the third anniversary of this Amendment.

3. The interest rate payable under the Notes shall be eight percent (8%).

4. The parties acknowledge and agree that the defined term “Lender” in each of the Notes shall hereafter be deemed to refer to Car Charging Group, Inc.

5. The Notes shall be solely secured in accordance with the following provisions:

Security Interest.  Borrower hereby assigns, pledges, transfers and grants to Lender a lien on and continuing security interest in all of the Borrower’s assets listed on Exhibit A hereto (collectively hereinafter referred to as the “Collateral”).  Borrower shall execute such documents as may be reasonably required by Lender to perfect its security interest in the Collateral (including, without limitation, a financing statement and security agreement).  This Note shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of all amounts due hereunder, (b) be binding upon Borrower and its successors and assigns and (c) inure to the benefit of the Lender and its successors, transferees and assigns.  Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York.  Upon the payment in full of amounts due hereunder, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower.  Upon any such termination, the Lender will execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.  Notwithstanding anything to the contrary, Borrower hereby pledges to the Lender, and creates in the Lender for its benefit, a security interest for such time until all of the obligations are paid in full, in and to all of the property and assets of the Borrower including but not limited to all of the property and assets as set forth in Exhibit A attached hereto, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof.

Waiver of Automatic Stay. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled under hereunder and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to this Note and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE LENDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THIS NOTE AND/OR APPLICABLE LAW.  The Borrower hereby consents to any motion for relief from stay that may be filed by the Lender in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Lender.  The Borrower represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Lender nor any person acting on behalf of the Lender has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Any and all references to assignments of membership interests, security interests and/or guarantees in the Notes are hereby irrevocably cancelled, deleted, fully released, fully discharged and replaced in their entirety by the foregoing.    Any and all references to Joseph Turquie, Eric L’Esperance, Brian Valenza and Manhattan Charging LLC in the Notes are hereby irrevocably removed from the Notes and any representations, warranties, covenants, assignment of membership interests, security interests and guarantees made by such parties are hereby irrevocably cancelled, deleted, fully released, fully discharged, of no further force and effect whatsoever and shall be deemed to have never been in force or effect.

6. Reference is made to that certain Equity Exchange Agreement dated as of the date hereof, by and among the Lender, the Borrower, Beam Acquisition LLC and the Members of the Borrower (the “Exchange Agreement”).  Each of Joseph Turquie, Eric L’Esperance, Brian Valenza, Andrew Shapiro and Manhattan Charging LLC are intended beneficiaries of this Amendment and, accordingly, this Amendment and the Notes may not be further amended, transferred, pledged, hypothecated, sold or encumbered in any way whatsoever, nor may the terms of the Notes or this Amendment be changed in any way whatsoever, except with the prior written consent of each such party until such time as the Promissory Notes (as defined in the Exchange Agreement) have been fully and indefeasibly paid in full.  The Lender hereby agrees that all of its security interests hereunder and under the Note and any and all other security interests that it may have against the Borrower shall be fully and unconditionally subordinated to the security interests granted by the Borrower pursuant to the Security Agreement (as defined in the Exchange Agreement).  Until such time as each of the Promissory Notes has been fully and indefeasibly paid in full, CCGI may not avail itself of any remedy with respect to the security interest granted by Borrower hereunder nor may the Lender accept any prepayment of any amounts due hereunder.  Each of Joseph Turquie, Eric L’Esperance, Brian Valenza, Andrew Shapiro and Manhattan Charging LLC would not execute the Exchange Agreement and would not consummate the transactions contemplated thereby but for the Lender’s and Borrower’s agreement to be bound by the terms of this paragraph 6, and Lender and Borrower hereby acknowledge and agree that each of Joseph Turquie, Eric L’Esperance, Brian Valenza, Andrew Shapiro and Manhattan Charging LLC is fully permitted and entitled to rely on and fully enforce Borrower’s and Lender’s obligations hereunder.

7. Except as amended by this Amendment, the Notes shall remain in full force and effect, enforceable in accordance with their respective terms.

The parties have executed this Amendment as of the date first written above.

LENDER	BORROWER
Car Charging Group, Inc.	Beam Charging, LLC

By:	By:
Name:	Name:
Title:	Title:

Exhibit A

DEFINITION OF COLLATERAL

For the purpose of securing prompt and complete payment and performance by the Borrower (hereinafter the “Company”) of all of the obligations under the Notes, the Company unconditionally and irrevocably hereby grants to the Lender (hereinafter the “Secured Party”) a security interest in and to, and lien upon, the following pledged property of the Company:

(a) all cash, negotiable instruments, escrow funds, bank accounts, assets of all subsidiaries, shares of stocks of all subsidiaries, contract rights,  prepaid expenses and claims;

(b) all goods of the Company, including, without limitation, machinery, equipment, computer, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(c) all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(d) all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts, client license agreements and property access agreements and governmental grant agreements, whether now owned or hereafter created;

(e) all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created, including without limitation all files, records, books of account, business papers and computer programs;

(f) all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company represents and warrants will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;

(g) to the extent assignable, all of the Company’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities; and

(h) all products and proceeds (including, without limitation, insurance proceeds) from the above-described pledged property.